EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation by reference in this registration statement of CareCentric, Inc. on Form S-8 of our report dated April 2, 2001 on our audit of the consolidated financial statements of CareCentric, Inc. as of December 31, 2000 and for the year then ended which report is included in the CareCentric, Inc. Annual Report on Form 10-K for the year ended December 31, 2000.




/s/ GRANT THORNTON LLP



Boston, Massachusetts
August 16, 2001


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